EXHIBIT 35.1

SERVICER COMPLIANCE STATEMENT
Re: Mercedes-Benz Financial Services USA LLC, in its capacity as Servicer (the "Servicer") under the Amended and Restated Servicing Agreement, dated as of March 1, 2009, among Daimler Trust, as Titling Trust, Daimler Title
Co., as Collateral Agent, and Mercedes-Benz Financial Services USA LLC, as Lender and as Servicer (the
"Servicing Agreement"), and under the 2013-A Servicing Supplement, dated as of April 1, 2013, among the same parties (the "Servicing Supplement") for the period from April 24, 2013, to December 31, 2013 (the "Reporting
Period")
I, Brian T. Stevens, certify that:
(a)
A review of the Servicer's activities during the Reporting Period and of its performance under the
Servicing Agreement and the Servicing Supplement has been made under my supervision.
(b)
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement and the Servicing Supplement in all material respects throughout the Reporting
Period.
Dated: March 18, 2014
/s/ Brian T. Stevens
Name: Brian T. Stevens
Title: Vice President and Controller